UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C. 20549

                    FORM 8-K
                 CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the
          Securities Exchange Act of 1934

          Date of report:   March 14, 1997

           COMMISSION FILE NUMBER 1-9460

          LAWRENCE INSURANCE GROUP, INC.

    Delaware                        13-3370656
 (State of incorporation)    (I.R.S. Employer ID No.)

          500 Fifth Avenue, New York 10110
       (Address of principal executive offices)

    Registrant's telephone number: (212)-944-8242

Item 3. Bankruptcy or receivership

On February 28, 1997, Lawrence Group, Inc. which owns approximately 93% of the registrant filed for a voluntary petition for bankruptcy under Chapter 11 of the United States bankruptcy code. The petition was filed with the United States Bankruptcy Court, Northern District of New York; Albany, New York.
The Honorable Judge Littlefield has been assigned to preside.

Item 5. Other events

As a result of the bankruptcy filing by Lawrence Group, Inc., on February 28, 1997 the Texas Department of Insurance (TDI) with the consent of United
Republic Insurance Company (URIC) placed URIC in conservatorship and appointed Neal W. Rockhold of the TDI as Conservator. The Conservator is directed to take charge of URIC and all its property, books, records, and effects and to conduct the business thereof.

Trading of the Company's common stock (AMEX:LWR) was halted on March 4, 1997 and the Company consented to the removal of its listing on the American Stock Exchange because it no longer fully satisfies all the financial and market value guidelines for continued listing. It is expected that an over-the-counter market for the company's common stock will be developed.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

                         LAWRENCE INSURANCE GROUP, INC.
                         By:/s/ Albert F. Kilts
                            -------------------
                            Albert F. Kilts, President




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